UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2006

Commission File Number: 1-9852

CHASE CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	11-1797126
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

26 Summer Street, Bridgewater, Massachusetts 02324

(Address of Principal Executive Offices, Including Zip Code)

(508) 279-1789

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.  Registrant’s Business and Operations

Item 1.01 – Entry Into a Material Definitive Agreement

At the annual meeting of shareholders of the Registrant held on February 3, 2006, the shareholders of the Registrant approved the adoption of the Chase Corporation 2005 Incentive Plan (the “2005 Plan”).

The following summary of the material features of the 2005 Plan is qualified in its entirety by the full text of the 2005 Plan that appears as Exhibit 10.1 to this Current Report. All references to the “Code” are to the Internal Revenue Code of 1986, as amended from time to time or any successor thereto.

General Summary

The purpose of the 2005 Plan is to advance the Registrant’s interests by providing for the grant of stock-based and other incentive awards to its key employees and key non-employees.  The 2005 Plan became effective on the date of its approval by the stockholders and will terminate on the date of the annual meeting of the Board of Directors immediately following the tenth (10th) anniversary of the Board’s adoption of the plan.  The 2005 Plan will be administered by the Compensation and Management Development Committee of the Board of Directors (the “Committee”).

The 2005 Plan provides for the grant of stock options (both non-statutory options or “NSOs” and, in the case of employees, incentive stock options or “ISOs”), restricted stock, performance awards (including cash), dividend equivalents, deferred stock and unrestricted stock. Unless otherwise determined by the Committee, awards may not be transferred except by will or by the laws of descent and distribution.

Participation in the 2005 Plan is limited to key employees of the Registrant and to key non-employees (other persons or entities including consultants and non-Employee directors who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Registrant).

Number of Shares

The number of shares subject to grant under the 2005 Plan is 500,000. The maximum number of awards that may be issued to any person in any calendar year will be 200,000 shares. The maximum annual cash award that may be issued to any person shall be $2,000,000.

Administration of 2005 Plan

The 2005 Plan is administered by a committee of the Board of Directors, currently the Compensation and Management Development Committee. Committee members are required to satisfy applicable requirements for independence. The Committee will have full authority to determine who will receive awards and to determine the types of awards to be granted as well as the amounts, terms, and conditions of any awards. The Committee will determine any questions that may arise regarding the interpretation and application of the provisions of the 2005 Plan and to make, administer and interpret such rules and regulations as it deems necessary or advisable.  The Committee’s determinations are conclusive and bind all parties.

In this regard, to the extent that the guidelines pursuant to section 162(m) of the Code are applicable, not only will the Committee consist solely of two or more outside directors but the Committee shall be required to certify that any performance goals and/or other material terms associated with any award have been satisfied prior to the payment of any award pursuant to section 8.3 of the 2005 Plan.

Performance-Based Compensation under Section 162(m) of the Code

If the Committee determines at the time an award is granted to a participant that such participant is, or may be as of the end of the tax year for which the Registrant would claim a tax deduction in connection with such award, a covered employee within the meaning of section 162(m) of the Code, then the Committee may provide that the participant’s right to receive cash, shares, or other property pursuant to such award shall be subject to the satisfaction of performance goals during a performance period, which for these purposes means the period of service designated by the Committee applicable to an award subject to section 8.3 of the 2005 Plan.  Notwithstanding the attainment of performance goals by a covered employee, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant. The Committee shall have the power to impose such other restrictions on awards subject to section 8.3 of the 2005 Plan as it deems necessary or appropriate to ensure that such awards satisfy all requirements for “performance-based compensation” within the meaning of section 162(m) of the Code.

Eligibility.

Stock Options

Each stock option awarded under the 2005 Plan will be an NSO unless expressly designated as an ISO at the time of the grant.  The exercise price of stock options granted under the 2005 Plan will be determined by the Committee, but may not be less than 100% of the fair market value of the Common Stock subject to the option, determined at the time the option is granted unless otherwise required by the Code with respect to an ISO.  The term of any option granted under the 2005 Plan may not exceed seven years.  Options will be exercisable at such time or times and on such conditions as the Committee specifies.  Notwithstanding the foregoing, to the extent that any NSO is granted at an exercise price less than 100% of the fair market value of the Common Stock subject to the option, the requirements of section 409A of the Code shall be satisfied as set forth in more particularity in the Individual Stock Option Agreement.

Restricted Stock Awards; Unrestricted Stock; Deferred Stock

The 2005 Plan provides for awards of nontransferable shares of Common Stock which may be subject to repurchase or forfeiture as set forth in more particularity in the Individual Restricted Stock Agreement. The Committee may, at the time any other award is granted, provide that any or all the Common Stock delivered pursuant to an award will be restricted Common Stock. The 2005 Plan also provides for awards of unrestricted stock. The 2005 Plan provides for deferred grants entitling the recipient to receive Common Stock upon the satisfaction of conditions determined by the Committee in its discretion. To the extent required, all such awards shall comply with the requirements of section 409A of the Code.

Performance Awards

Any award under the 2005 Plan may be made subject to the satisfaction of performance criteria specified by the Committee. In the case of performance based compensation intended to qualify for exemption under section 162(m) of the Code, the Committee will use objectively determinable measures of performance in accordance with section 162(m) of the Code that are based on any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings.  Any performance criterion based on performance over time will be determined by reference to a period of at least one year.  The Committee will determine whether the performance criteria that have been chosen for a particular performance award have been met.  Notwithstanding the foregoing, to the extent that any award under the 2005 Plan may be subject to section 409A of the Code and subject to the satisfaction of performance criteria specified by the Committee, such performance parameters shall specifically comply with section 409A of the Code in addition to such criteria necessary to qualify for exemption under section 162(m) of the Code.

Termination of Affiliation with Registrant: Effect on Stock Options

Except as otherwise determined by the Committee, if a participant in the 2005 Plan dies, any ISO or NSO granted at fair market value owned by the participant will, to the extent exercisable on the date of death, remain exercisable for a one-year period, provided that no such option will be exercisable beyond the end of its original term.  In addition, and except as otherwise determined by the Committee, if a participant’s affiliation with the Registrant ends because of the participant’s total and permanent disability, then any ISOs and NSOs granted at fair market value held by the participant that were exercisable at the time of disability may be exercised by the participant at any time in accordance with the original terms of the options.  Finally, and except as otherwise determined by the Committee, if a participant’s employment (or other applicable affiliation with the Registrant) terminates for any reason other than death or disability, ISOs and NSOs granted at fair market value that were exercisable at the time the participant ceased to be affiliated with the Registrant will remain exercisable for three months, provided that (i) under no circumstances will any option be extended beyond its original term; and (ii) in the case of termination of the participant for cause, the Committee may elect to terminate any options immediately.  In all other cases, ISOs and NSOs granted at fair market value that are not exercisable on the date of termination will terminate on that date. With respect to any NSO granted at less than fair market value, the treatment of the option upon a termination of affiliation with the Registrant shall be set forth in the Individual Stock Option Agreement as determined by the Committee.

Termination of Affiliation with the Registrant: Effect on Restricted and Deferred Stock

Upon a termination of affiliation of the Registrant, as set forth in more particularity in the Individual Restricted and/or Deferred Stock Award Agreement and as determined by the Committee, any share of Common Stock subject to a continuing restriction may be repurchased by the Registrant.  Common Stock awards, whether restricted or deferred, to which the participant did not become irrevocably entitled prior to the termination of the participant’s affiliation with the Registrant will be forfeited upon termination of affiliation.

Effect of Certain Mergers, Consolidations, Etc.

In the case of certain mergers, consolidations or similar transactions in which a majority of the Registrant’s stock or all or substantially all of its assets are acquired, or in the case of a dissolution or liquidation, the Committee may, in its discretion, make options immediately exercisable, remove restrictions on shares of restricted Common Stock, waive conditions on any deferred awards of Common Stock and remove any performance or other conditions on any award.  In addition, the Committee may, under such circumstances, provide for replacement awards for certain participants.  Notwithstanding the foregoing, to the extent applicable, any such modification and/or replacement award shall comply with the requirements of section 409A of the Code as set forth in more particularity in the Individual Option or Stock Award Agreement.

Amendment of 2005 Plan

The Committee may amend the 2005 Plan or any outstanding award for any purpose that may at the time be permitted by law, and may at any time terminate the 2005 Plan as to any future grants of awards.  The Committee may not, without the approval of the Registrant’s stockholders, effectuate a change to the 2005 Plan (i) for which stockholder approval is required in order for the 2005 Plan to continue to qualify for the award of ISOs under section 422 of the Code or for the award of performance-based compensation under section 162(m) of the Code; or (ii) if the change would increase the aggregate number of shares of Common Stock that may be delivered under the 2005 Plan, or change the class of persons or entities that qualify as participants under the 2005 Plan.  Specifically, and in addition to the foregoing, this Plan may be amended, to the extent necessary, to comply with regulatory and legislative requirements, including but not limited to section 409A of the Code.

In addition, the Registrant has entered into a consulting agreement with Everett Chadwick, its Vice President Finance, Treasurer and Chief Financial Officer, which is described in more detail under Item 5.02 of this Current Report.

Section 5.  Corporate Governance and Management

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 3, 2006, the Registrant announced the retirement of Everett Chadwick, its Vice President Finance, Treasurer and Chief Financial Officer, effective February 24, 2006.

Peter R. Chase, the Registrant’s President and Chief Executive Officer, will temporarily assume the role of Treasurer and CFO.

In connection with Mr. Chadwick’s retirement, the Registrant entered into a consulting agreement with Mr. Chadwick in order to provide for his continued service to the Registrant on a part-time basis for the next year.  The agreement calls for Mr. Chadwick to be paid a retainer of $10,000 per month beginning March 1, 2006, for the next twelve months for his part time involvement in assisting the Company with financial and operational matters at the request of the Chief Executive Officer and the Board of Directors during the next year.

The press release announcing Mr. Chadwick’s retirement is attached to this Current Report as Exhibit 99.1

Section 9 Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Chase Corporation 2005 Incentive Plan

99.1	Press Release dated February 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Chase Corporation

Dated: February 8, 2006	By:	/s/ Peter. R. Chase
Peter R. Chase

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Chase Corporation 2005 Incentive Plan

99.1	Press Release dated February 3, 2006